                                                                    Exhibit 1(h)

                    Establishment and Designation of Classes
                    ----------------------------------------

                             Merrill Lynch EuroFund

     Pursuant to that certain Establishment and Designation of Classes amended and restated as of December 13, 2002 (the "Prior Designation"), the shares of beneficial interest of Merrill Lynch EuroFund, a Massachusetts business trust (the "Trust"), par value $.10 per share (the "Shares"), have been divided into Class A, Class B, Class C, Class D and Class R Shares as named in the Prior Designation. The undersigned, constituting a majority of the Trustees of the Trust, acting pursuant to Section 6.1 of the Declaration of Trust of the Trust, dated March 11, 1986 as amended (the "Declaration"), do hereby amend and restate the Prior Designation as provided herein, for the purpose of redesignating the Class A Shares and Class D Shares. No changes to the special and relative rights of the existing classes of Shares are intended by this amendment and restatement.

     1. (a) The Class A Shares are hereby redesignated "Class I Shares." The Class I Shares shall retain all of the rights and preferences accorded to the Class A Shares prior to this redesignation.

          (b) The Class D Shares are hereby redesignated "Class A Shares." The Class A Shares shall retain all of the rights and preferences accorded to the Class D shares prior to this redesignation.

          (c) The other existing classes of Shares of the Trust are designated "Class B Shares," "Class C Shares" and "Class R Shares."

     2. Class I Shares, Class A Shares, Class B Shares, Class C Shares and Class R Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

     3. The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of Class I Shares, Class A Shares, Class B Shares, Class C Shares and Class R Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the currently effective prospectus and statement of additional information of the Trust relating to each series of the Trust, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

     4. Class I Shares, Class A Shares, Class B Shares, Class C Shares, and Class R Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter.

     5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

     6. This Establishment and Designation of Classes shall be effective as of 8:00 a.m. on the 14th day of April, 2003.

     IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust as of the 18th day of March, 2003.

          /s/ Terry K. Glenn                           /s/ Ronald W. Forbes
    ---------------------------------           --------------------------------
            Terry K. Glenn                               Ronald W. Forbes
     (President/Principal Executive                          (Trustee)
           Officer/Trustee)


        /s/ Cynthia A. Montgomery                     /s/  Charles C. Reilly
    ---------------------------------           --------------------------------
          Cynthia A. Montgomery                         Charles C. Reilly
               (Trustee)                                     (Trustee)


           /s/ Kevin A. Ryan                          /s/ Roscoe S. Suddarth
    ---------------------------------           --------------------------------
             Kevin A. Ryan                              Roscoe S. Suddarth
              (Trustee)                                    (Trustee)


           /s/ Richard R. West                        /s/ Edward D. Zinbarg
    ---------------------------------           --------------------------------
             Richard R. West                            Edward D. Zinbarg
               (Trustee)                                   (Trustee)

     The Declaration of Trust establishing Merrill Lynch EuroFund, dated March 11, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust, "Merrill Lynch EuroFund," refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch EuroFund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.

                                       2